UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 4, 2021 (October 1, 2021)

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-04321	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Mailing address:
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: +44 7391 789784
Former name or address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC
*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Note Purchase Agreement

On October 1, 2021 (the “Signing Date”), Centessa Pharmaceuticals plc (the “Company”), as issuer, and certain of the Company’s wholly owned subsidiaries, as guarantors (the “Guarantors”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Purchasers party thereto (the “Purchasers”), and Cocoon SA LLC (the “Agent”), an affiliate of Oberland Capital Management LLC, as agent for the Purchasers.

Under the Note Purchase Agreement, the Purchasers agreed to purchase, and the Company agreed to sell, tranches of secured notes in the aggregate principal amount of up to $300,000,000 as follows: (a) no later than October 4, 2021, a secured note in the aggregate principal amount of $75,000,000 (the “First Purchase Note”), (b) on and after the Signing Date until September 30, 2023, at the Company’s option, a secured note in the aggregate principal amount of $75,000,000 (the “Second Purchase Note”), (c) on and after the Signing Date until September 30, 2023, at the Company’s option, a secured note in the aggregate principal amount of $50,000,000 (the “Third Purchase Note”), and (d) one or more secured notes in the aggregate principal amount of up to $100,000,000 at any time at the Company’s and Purchasers’ option, to be used to finance certain permitted acquisitions as described in the Note Purchase Agreement (the “Fourth Purchase Notes” and collectively with the First Purchase Note, the Second Purchase Note and the Third Purchase Note, the “Notes”). The obligations of the Purchasers to purchase the Notes are subject to certain conditions precedent. On October 4, 2021 (the “First Purchase Date”), the Company issued the First Purchase Note.

The Notes will mature on the six-year anniversary of the First Purchase Date, unless earlier accelerated under the terms of the Note Purchase Agreement. At maturity, the Company must repay the outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon and other outstanding obligations thereunder. Interest is payable quarterly during the term of the Notes at a rate per annum equal to the sum of (a) the greater of (i) LIBOR (which may be subject to replacement as contemplated by the Note Purchase Agreement) and (ii) 0.25% and (b) 7.75% (which percentage is subject to adjustment as described in the Note Purchase Agreement); provided that the interest rate shall never be less than 8.00%. The initial interest rate for the Notes is 8.00% per annum.

The Company’s obligations under the facility are secured by a first priority security interest in all assets of the Company and Guarantors, subject to variation in accordance with local law with respect to assets held by the Company and the Guarantors outside of the United States.

Starting on the date of the first commercial sale of lixivaptan, currently a product candidate under development by the Company, and ending on the tenth anniversary of the First Purchase Date, the Purchasers shall have the right to receive 1.00% (the “Revenue Participation Rate”) of the first $200.0 million of worldwide net sales of lixivaptan in each calendar year, payable quarterly (the “Revenue Participation Payments”). The Revenue Participation Rate is subject to pro-rata increase if the Second Purchase Notes and/or the Third Purchase Notes are issued and shall not exceed 2.67%.

In addition, upon the first regulatory approval of any of the Company’s product candidates by either the U.S. Food and Drug Administration (“FDA”) or the European Medicines Agency (“EMA”), the Company is obligated to pay the Purchasers an amount equal to 30% of the aggregate principal amount issued under the Notes by the Company (the “Milestone Payment”). The Milestone Payment shall be paid in quarterly installments over five years beginning on the earlier of (i) the date of the first commercial sale following such regulatory approval; and (ii) the six month anniversary of such regulatory approval. The Milestone Payment is triggered one time only, and applies only to the Company’s first product to obtain regulatory approval.

The Company may redeem all, but not less than all, of the outstanding Notes (if any) and pay all other outstanding obligations under the Note Purchase Agreement. On the applicable date, the Company shall repurchase the Notes by paying an amount of up to (i) 175% of the principal amount issued under the Notes if such repurchase occurs on or prior to the third anniversary of the First Purchase Date, (ii) 185% of the principal amount issued under the Notes if such repurchase occurs between the third and sixth anniversaries of the First Purchase Date, and (iii) 205% of the principal amount issued under the Notes if such repurchase occurs thereafter, in each case less specified deductions and exclusions described in the Note Purchase Agreement, including amounts paid by the Company to the Purchasers in respect of certain asset sale or strategic transactions, the interest payments, the Revenue Participation Payments and the Milestone Payments (the “Final Payment Amount”).

Conversely, the Purchasers may require the Company to redeem any outstanding Notes by payment of the Final Payment Amount upon a sale, divestment or transfer of all or substantially all assets of the Company in a transaction or series of transactions or a change of control of the Company, a material breach of the Note Purchase Agreement and related transaction documents, an event of default under the Note Purchase Agreement or the tenth anniversary of the First Purchase Date (or such earlier date as described in the Note Purchase Agreement). In addition, upon certain asset sales and similar strategic transactions by the Company with respect to its own or its subsidiaries’ assets or businesses as described in the Note Purchase Agreement (other than a change of control described above), the Purchasers may require the Company to pay an amount in cash equal to up to 75% of the Net Proceeds (as defined in the Note Purchase Agreement) received from such asset sales, subject to such reduced amounts as described in the Note Purchase Agreement.

The Note Purchase Agreement contains customary affirmative and negative covenants, including with respect to notice obligations, limitations on new indebtedness, liens, investments and transactions with affiliates of the Company, restrictions on the payment of dividends, maintenance of collateral accounts, maintenance of insurance and addition of new subsidiaries as obligors. The Note Purchase Agreement does not contain any covenants to maintain a specified level of revenues or cash resources. The Note Purchase Agreement also contains customary representations and warranties in favor of the Purchasers and the Agent.

The Note Purchase Agreement contains customary events of default, which may cause the obligations of the Company to be accelerated. Such events include among others, failure to make payments when due, breach of covenants, insolvency, a cross-default to other indebtedness, a judgment event of default, and delisting of the Company’s securities from Nasdaq.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On October 4, 2021, the Company issued a press release announcing entry into the Note Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1	Press Release of the Company dated October 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 4, 2021

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer